Exhibit F
                       CENTRAL AND SOUTH WEST CORPORATION
                     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                               As of June 30, 1999
                                   (UNAUDITED)


                                                                     (millions)

Frontera                                                            $    136.8
KVA                                                                        3.3
Newgulf                                                                   19.2
Enertek                                                                   36.1
Vale                                                                     183.0
Guna                                                                       0.4
Chile                                                                    114.2
SEEBOARD                                                                 829.0
                                                                      --------

                                                                       1,322.0
                                                                      --------


Less Non-Recourse Funds from Operations
     and Third Party Financing:

144a Bonds                                                               200.0
SEEBOARD                                                                 171.8
Vale                                                                       8.5
Chile                                                                      6.6
                                                                      --------

                                                                         386.9
                                                                      --------

Net Aggregate Investment                                              $  935.1
                                                                      ========